UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 20, 2019

AT&T INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

As previously reported, on November 15, 2016, AT&T Inc. (“AT&T”) entered into a $10 billion Term Loan Credit Agreement, among AT&T, the lenders named therein and JPMorgan Chase Bank, N.A., as agent, that was subsequently amended on February 2, 2018, which increased the loan amount to $16.175 billion, consisting of $8.0875 billion of Tranche A advances and $8.0875 billion of Tranche B advances (the “Term Loan”).

On September 20, 2018, AT&T repaid $10 billion of the $16.175 billion outstanding under the Term Loan, including $5 billion of the outstanding amount of Tranche A advances and $5 billion of the outstanding amount of Tranche B advances. After the repayments were applied, there was $3.0875 billion outstanding of Tranche A advances and $3.0875 billion outstanding of Tranche B advances.

On November 20, 2018, AT&T repaid $3.55 billion of the $6.175 billion outstanding under the Term Loan, including $462.5 million of the outstanding amount of Tranche A advances and $3.0875 billion of the outstanding amount of Tranche B advances. After the repayments were applied, there was $2.625 billion outstanding of Tranche A advances and $0 outstanding of Tranche B advances.

On February 20, 2019, AT&T repaid the remaining $2.625 billion of Tranche A advances. Following the repayment, the Term Loan terminated in its entirety.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: February 20, 2019	By:	/s/ George B. Goeke
George B. Goeke
Senior Vice President and Treasurer